SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[ ]    Confidential, for Use of Commission Only
        (as permitted by Rule 14a-6(e)(2))

[X]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         North Central Bancshares, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    -----------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[ ]    Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                                                                  March 22, 2002



Dear Shareholders:

         You are cordially invited to attend the 2002 Annual Meeting of Shareholders (the "Annual Meeting") of North Central Bancshares, Inc. (the "Company"), which will be held on April 26, 2002 at 10:00 a.m., Central Time, at the Trolley Center, located at 900 Central Avenue, Fort Dodge, Iowa. Enclosed are a Notice of Annual Meeting, Proxy Statement, Proxy Card and 2001 Annual Report to Shareholders.

         The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting. In addition, management will report on the operations and activities of the Company and there will be an opportunity for you to ask questions about the Company's business. We also expect representatives of the accounting firm of McGladrey & Pullen, LLP to be present at the Annual Meeting to respond to questions.

         Your Board of Directors unanimously recommends that you vote "FOR" the director nominees named in the Proxy Statement and "FOR" the ratification of the appointment of the independent public accountants.

         Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, the Board of Directors urges you to sign, date and return your Proxy Card as soon as possible in the enclosed postage-paid envelope. This will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to attend and to vote personally at the Annual Meeting. Examples of such documentation would include a broker's statement, letter or other document that will confirm your ownership of shares of the Company.

         On behalf of the Board of Directors and all of the employees of the Company and First Federal Savings Bank of Iowa, I wish to thank you for your continued support.

                                           Sincerely,

                                           /s/ David M. Bradley

                                           David M. Bradley
                                           Chairman of the Board, President and
                                           Chief Executive Officer

                         NORTH CENTRAL BANCSHARES, INC.
                               825 CENTRAL AVENUE
                             FORT DODGE, IOWA 50501
                                 (515) 576-7531

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           Date:  Friday, April 26, 2002
                           Time:  10:00 a.m., Central Time
                           Place: Trolley Center
                                  900 Central Avenue
                                  Fort Dodge, Iowa 50501

   At our 2002 Annual Meeting, we will ask you to:


   1. Elect two candidates to serve as directors for a three-year period expiring at the 2005 Annual Meeting;

   2. Ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the Company for the fiscal year ending December 31, 2002; and

   3.   Transact such other business as may properly come before the Annual
        Meeting.

         You may vote at the Annual Meeting and at any adjournment or postponement thereof if you were a shareholder of the Company at the close of business on March 11, 2002, the record date.

                                             By Order of the Board of Directors,

                                             /s/ Jean L. Lake

                                             Jean L. Lake
                                             Secretary
Fort Dodge, Iowa
March 22, 2002



You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the Annual Meeting.

                         NORTH CENTRAL BANCSHARES, INC.
                               825 CENTRAL AVENUE
                             FORT DODGE, IOWA 50501
                                 (515) 576-7531
                            ------------------------

                             PROXY STATEMENT FOR THE
                       2002 ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 26, 2002

General

         We have sent to the shareholders of North Central Bancshares, Inc. (the "Company") this Proxy Statement and enclosed proxy card because the Board of Directors of the Company is soliciting your proxy to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card, and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled "Voting Rights."

         We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about March 22, 2002 to all shareholders entitled to vote. If you owned shares of the Company's common stock at the close of business on March 11, 2002, the record date, you are entitled to vote at the Annual Meeting. On the record date, there were 1,673,280 shares of common stock issued and outstanding.

Quorum

           A quorum of shareholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of at least a majority of the total number of votes eligible to be cast in the election of directors generally by the holders of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Voting Rights

         You are entitled to one vote at the Annual Meeting for each share of the Company's common stock that you owned at the close of business on March 11, 2002. (The number of shares you owned as of the record date is listed on the enclosed proxy card.) Our Articles of Incorporation provide restrictions on the voting of our common stock if you beneficially own more than 10% of our outstanding common stock.

         You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete and sign your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed.

         If you sign the proxy card but do not specify how you want to vote your shares, your proxy will vote your shares FOR the election of the two nominees for director, FOR the ratification of the appointment of the Company's independent public accountants and FOR the authorization of the Board of Directors, in its discretion, to direct the vote of proxies upon such matters incident to the conduct of the Annual Meeting, as may properly come before the Annual Meeting.

         If any other matters are properly presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those discussed in this Proxy Statement.

Vote Required


 Proposal 1:                     The two nominees for director who receive the
o  Election of Two Directors     most votes will beelected. So, if you do not
                                 vote for a nominee, or you indicate"withhold authority" for any nominee on your proxy card, your vote will not count "for" or "against" the nominee. You may not vote your shares cumulatively for the election of the directors.

 Proposals 2 and 3:              The affirmative vote of the holders of a
o  Ratification of               majority of the shares present in person or by
   Appointment of                proxy at the Annual Meeting and entitled to
   Independent Public            vote onthese proposals are required to pass
   Accountants; and Other        these proposals.  So, if you"abstain" from
   Business                      voting, it will have the same effect as if you
                                 voted"against" these proposals.

Effect of Broker Non-Votes

         If your broker holds shares that you own in "street name," the broker may vote your shares on Proposals 1, 2 and 3 listed above even if the broker does not receive instructions from you. If your broker does not vote on any of the proposals, this will constitute a "broker non-vote." A broker non-vote will not be counted as having voted in person or by proxy and will have no effect on the outcome of the election of the directors, the ratification of the appointment of our independent public accountants, or the authorization of the Board of Directors, in its discretion, to direct the vote of proxies upon such matters incident to the conduct of the Annual Meeting, as may properly come before the Annual Meeting.

Confidential Voting Policy

         The Company maintains a policy of keeping shareholder votes confidential. The Company only lets its Inspector of Election examine the voting materials. The Inspector of Election will not disclose your vote to management unless it is necessary to meet legal requirements. The Inspector of Election will, however, forward any written comments that you may have to management.

Revocability of Proxies

         You may revoke your proxy at any time before it is actually voted at the Annual Meeting by:

          o Filing with the Secretary of the Company a letter revoking the proxy;

          o    Submitting another signed proxy with a later date; or

          o Attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Annual Meeting prior to voting.

         If your shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of the Company's common stock as of the record date.

Solicitation of Proxies

         The Company will pay the costs of soliciting proxies from its shareholders. Directors, officers or employees of the Company and the Bank may solicit proxies by:

         o   mail;
         o   telephone; and
         o   other forms of communication.

         We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Obtaining an Annual Report on Form 10-K

         If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, which we will file with the Securities and Exchange Commission ("SEC") by April 1, 2002, we will send you one (without exhibits) free of charge. Please write to:

         Jean L. Lake
         Secretary
         North Central Bancshares, Inc.
         825 Central Avenue
         Fort Dodge, Iowa 50501

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of the Company

         The following table shows certain information for persons who we know "beneficially owned" 5% or more of our common stock as of March 11, 2002. In general, beneficial ownership includes those shares over which a person has voting or investment power. In this proxy statement, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days (such as through the exercise of stock options) after March 11, 2002. We obtained the information provided in the following table from filings with the SEC and with the Company.

       Name and Address of                   Amount and Nature of
        Beneficial Owner                     Beneficial Ownership          Percent(5)
        ----------------                     --------------------          -------
Employee Stock Ownership Plan of                 185,094(1)                  11.1%
  First Federal Savings Bank of Iowa
  825 Central Avenue
  Fort Dodge, IA  50501

Wellington Management Company, LLP               176,500(2)                  10.5%
  75 State Street
  Boston, MA  02109

FMR Corp.                                        170,400(3)                  10.2%
Edward C. Johnson, III
Abigail P. Johnson
Fidelity Management & Research Company
Fidelity Low Priced Stock Fund
  82 Devonshire Street
  Boston, MA  02109

Dimensional Fund Advisors, Inc.                  155,100(4)                  9.3%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

________________________

(1) The Employee Stock Ownership Plan ("ESOP") is administered by a committee of the Company's Board of Directors (the "ESOP Committee"). The ESOP's assets are held in a trust (the "ESOP Trust"), for which First Bankers Trust Company, N.A. serves as trustee (the "ESOP Trustee"). The ESOP Trust purchased these shares with funds borrowed from the Company, initially placed these shares in a suspense account for future allocation and intends to allocate them to employees over a period of years as its acquisition debt is retired. The terms of the ESOP Trust Agreement provide that, subject to the ESOP Trustee's fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the ESOP Committee will vote, tender or exchange shares of common stock held in the ESOP Trust in accordance with the following rules. The ESOP Committee will vote, tender or exchange shares of common stock allocated to participants' accounts in accordance with instructions received from the participants. As of December 31, 2001, 135,848 shares held by the ESOP Trust have been allocated. The ESOP Committee will vote allocated shares as to which no instructions are received and any shares that have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP trustee receives instructions are voted. The ESOP Trustee will tender or exchange any shares in the suspense account or that otherwise have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP Trustee receives instructions are tendered or exchanged. With respect to allocated shares as to which no instructions are received, the ESOP Trustee will be deemed to have received instructions not to tender or exchange such shares. Except as described above, the ESOP Committee of the Company's Board of Directors has sole investment power, but no voting power over the common stock held in the ESOP Trust.

(2) Based on a Schedule 13G/A, dated December 31, 2001, and filed with the SEC on February 12, 2002 by Wellington Management Company, LLP ("Wellington"). Wellington is an investment advisor which may be deemed to beneficially own the 176,500 shares of the Company's common stock which are held of record by clients of Wellington, which clients are entitled to receive, or have the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. Wellington has shared voting power over 121,000 shares and has shared investment power over 176,500 shares of the Company's common stock.

(3) Based on a Schedule 13G/A dated December 10, 2001 and filed with the SEC on February 14, 2002. FMR Corp. is a Massachusetts holding company for Fidelity Low Priced Stock Fund, an investment company who beneficially owns 182,000 shares of the Company's common stock. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and an investment advisor, is the beneficial owner of 182,000 shares of the Company's common stock as a result of acting as an investment adviser to Fidelity Low Priced Stock Fund.

               (Footnotes to the table continue on the next page)

     In their capacity as the majority shareholders and board members of the FMR Corp., Mr. and Mrs. Johnson, together own approximately 37% of the voting power of FMR Corp. In addition, the Johnson family group and all other Class B shareholders of FMR Corp. have entered into a shareholders' voting agreement under which all Class B shareholders of FMR Corp. will be voted in accordance with the majority vote of Class B shares of FMR Corp. Based on the foregoing, Mr. and Mrs. Johnson are deemed to form a controlling group with respect to FMR Corp., and therefore may be deemed to beneficially own the shares held by Fidelity Low Priced Stock Fund.

(4) Based on a Schedule 13G/A, dated December 31, 2002, and filed with the SEC on February 12, 2002, by Dimensional Fund Advisors, Inc. ("Dimensional"). Dimensional is an investment adviser which may be deemed to beneficially own the 155,100 shares of the Company's common stock. Dimensional disclaims beneficial ownership of such shares.

(5) Percentages with respect to each person or group of persons have been calculated based upon 1,673,280 shares of common stock, the number of shares outstanding as of March 11, 2002.

Security Ownership of Management

        The following table sets forth information with respect to the shares of common stock beneficially owned by each director of the Company, by each named executive officer of the Company identified in the Summary Compensation Table included elsewhere herein and all directors and executive officers of the Company or the Company's wholly owned subsidiary, First Federal Savings Bank of Iowa (the "Bank") as a group as of March 11, 2002. The percent of common stock outstanding was based on a total of 1,673,280 shares of the Company's common stock as of March 11, 2002, and the shares available by the exercise of stock options within 60 days after March 11, 2002. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to their name.

                                                                       Amount and             Percent of
                                                                        Nature of              Common
                                                                       Beneficial               Stock
Name                                          Title (1)              Ownership(2)(3)         Outstanding
-----                                         ---------              ---------------         -----------
David M. Bradley                            Chairman of the            82,165 (4)                4.3%
                                            Board, President and
                                            Chief Executive
                                            Officer
KaRene Egemo                                Director                   33,474 (5)                1.7%
Melvin R. Schroeder                         Director                   22,504 (6)                1.2%
C. Thomas Chalstrom                         Executive Vice             26,885 (7)                1.4%
                                            President and Chief
                                            Operating Officer
Robert H. Singer, Jr.                       Director                   16,373 (8)                **
Mark M. Thompson                            Director                   10,500 (9)                **
Craig R. Barnes                             Director                    4,600 (10)               **
All directors and executive officers as a                             407,639                   21.2%
group (10 persons)(11)

                (Footnotes to the table follow on the next page)

**   Represents less than 1% of the common stock of the Company.
(1)  Titles are for the Company or the Bank.
(2) See "Principal Shareholders of the Company" for a definition of "beneficial ownership." All persons shown in the above table have sole voting and investment power, except as otherwise indicated.
(3) The figure shown for all directors and executive officers as a group includes all 185,094 shares held in the ESOP as to which the members of the Company's ESOP Committee (consisting of Directors Schroeder, Egemo and Singer) may be deemed to have sole investment power, except in limited circumstances, thereby causing each such Committee member to be deemed a beneficial owner of such shares. Each of the members of the ESOP Committee disclaims beneficial ownership of such shares and, accordingly, such shares are not attributed to the members of the ESOP Committee individually.
(4) Includes 7,740 shares over which Mr. Bradley has shared voting and investment power. Also includes 2,200 shares held in the Bank's 401(k) plan. Includes 53,900 shares which may be acquired upon the exercise of stock options within 60 days after March 11, 2002.
(5) Includes 19,762 shares over which Ms. Egemo has shared voting and investment power. Includes 13,710 shares which may be acquired upon the exercise of stock options within 60 days after March 11, 2002.
(6) Includes 7,504 shares over which Mr. Schroeder has shared voting and investment power. Includes 15,000 shares which may be acquired upon the exercise of stock options within 60 days after March 11, 2002.
(7) Includes 188 shares held in the Bank's 401(k) plan and 16,700 shares which may be acquired upon the exercise of stock options within 60 days after March 11, 2002.
(8) Includes 4,873 shares over which Mr. Singer has shared voting and investment power. Includes 11,500 shares which may be acquired upon the exercise of stock options within 60 days after March 11, 2002.
(9) Includes 1,500 shares held in Mr. Thompson's individual retirement account and 3,000 shares held in a limited partnership in which Mr. Thompson is a general partner. Also reflects 6,000 shares which may be acquired upon the exercise of stock options within 60 days after March 11, 2002.
(10) Includes 600 shares over which Mr. Barnes has shared voting and investment power. The figure shown includes 4,000 shares which may be acquired upon the exercise of stock options within 60 days after March 11, 2002.
(11) The figure shown include 5,331 shares held pursuant to First Federal Savings Bank of Iowa Employees' Savings and Profit Sharing Plan and Trust that have been allocated as of December 31, 2001 to all executive officers as a group. Such persons have sole voting power and sole investment power as to such shares.

              -----------------------------------------------------
                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS
              -----------------------------------------------------

General

         The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes, each class to contain, as near as may be possible, one-third of the entire number of the Board. The directors of each class serve for a term of three years, with one class elected each year. In all cases, directors serve until their successors are elected and qualified.

         The Nominating Committee has nominated two candidates for election as directors at the Annual Meeting, each to serve for a three-year term ending in 2005. Each nominee has consented to being named in this Proxy Statement and to serve, if elected. However, if any nominee should become unable to serve, the proxies received in response to this solicitation that were voted in favor of such nominee will be voted for the election of such other person as shall be designated by the Board of Directors of the Company, unless the Board of Directors shall determine to further reduce the number of directors pursuant to the Bylaws of the Company. In any event, proxies cannot be voted for a greater number of persons than the two nominees named.

Information with Respect to Nominees and Continuing Directors

         The following table sets forth certain information with respect to each nominee for election as a director and each director whose term does not expire at the Annual Meeting. There are no arrangements or understandings between the Company and any director or nominee pursuant to which such person was elected or nominated to be a director of the Company. For information with respect to security ownership of directors, see "General Information -- Security Ownership of Certain Beneficial Owners and Management -- Security Ownership of Management."

                                               End of                                                 Director
         Name                     Age(1)        Term             Position Held with Company           Since(2)
-------------------------         ------       ------            --------------------------           --------
Nominees for a Three-Year
Term Expiring in 2005
---------------------
KaRene Egemo                        65          2002                      Director                      1993
Mark M. Thompson                    50          2002                      Director                      1999

Continuing Directors
--------------------
David M. Bradley                    49          2003        Chairman of the Board, President and        1989
                                                                   Chief Executive Officer
Robert H. Singer, Jr.               53          2003                      Director                      1997
Craig R. Barnes                     44          2004                      Director                      2001
Melvin R. Schroeder                 65          2004                      Director                      1992

___________________________

(1)  At March 22, 2002.
(2) Includes terms as directors of the Bank prior to the incorporation of the Company on December 5, 1995.

         The principal occupation and business experience of each nominee for election as director and of each of the continuing directors are set forth below.

Nominees for Election as Directors

         KaRene Egemo has been the owner of Egemo Realty, Inc. in Fort Dodge, Iowa since 1978.

         Mark M. Thompson has been the owner of Mark Thompson CPA, P.C. in Fort Dodge, Iowa since 1984 and has been a certified public accountant since 1978.

         The board of directors unanimously recommends a vote "FOR" approval of both nominees for election as directors.

Continuing Directors

         David M. Bradley has been President of the Bank since 1990 and Chief Executive Officer of the Bank since 1992. He has been affiliated with the Bank since 1982. Mr. Bradley has served as the President and Chief Executive Officer of the Company since the Company's inception in December 1995. He became Chairman of the Board of the Company and the Bank as of January 1, 1997.

         Robert H. Singer, Jr. has been the co-owner of Calvert, Singer & Kelley Insurance Services, Inc., an insurance agency, in Fort Dodge, Iowa, since 1988.

         Craig R. Barnes is the Executive Director of International Products for Principal Capital Management ("IPPCM"), a member of the Principal Financial Group, a position he has held since August of 2000. Mr. Barnes has served with Principal Financial Group in Des Moines, Iowa in various capacities since 1979.

         Melvin R. Schroeder was formerly Vice President of Instruction at Iowa Central Community College in Fort Dodge, Iowa, until his retirement in 2001. He had been employed with the College since 1967.

Board and Committee Meetings

         The Company's Board of Directors held 12 regular meetings, one annual meeting and one special meeting during 2001. During 2001, all directors of the Company attended at least 75% of the total meetings held during the period of their service on the Board of Directors and committees thereof. The Board of Directors maintains committees, the nature and composition of which are described below.

         Personnel and Compensation Committee. The Personnel and Compensation Committee meets periodically to review the performance of and to make recommendations to the Board regarding the compensation of the Company's officers. The current Personnel and Compensation Committee of the Company is comprised of Directors Schroeder (Chairman), Egemo and Singer. The Personnel and Compensation Committee met three times during the year ended December 31, 2001.

         Nominating Committee. The Nominating Committee discusses director nominations prior to each Annual Meeting of the Company. Currently, it is comprised of Directors Schroeder (Chairman), Singer and Barnes. The Nominating Committee met once during the year ended December 31, 2001.

         The Nominating Committee recommends nominees for election as directors and reviews, if any, shareholder nominations to ensure compliance with the notice procedures set forth in the Company's Bylaws. The Company's Bylaws set forth a procedure for shareholders to nominate directors by notifying the Secretary of the Company in writing and meeting other requirements set forth in the Bylaws.

         Examining and Audit Committee. The Examining and Audit Committee recommends the selection of the Company's independent accountants to the Board and meets with the accountants to discuss the scope and to review the results of the annual audit. It is comprised of Directors Thompson (Chairman), Schroeder and Barnes. Each member of the Examining and Audit Committee is "independent" under the definition of independence contained in the National Association of Securities Dealers' listing standards for the NASDAQ Stock Market. The Examining and Audit Committee of the Company met four times during the year ended December 31, 2001.

         The board of directors of the Company has adopted a written charter for the Audit Committee.

AUDIT COMMITTEE REPORT

              NORTH CENTRAL BANCSHARES, INC. AUDIT COMMITTEE REPORT

         The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

         The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2001 with management. The committee has also reviewed and discussed with McGladrey & Pullen, LLP, their independent auditors the matters required to be discussed by SAS 61.

         The Audit Committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board

Standard No.1, Independence Discussions with Audit Committee) and has discussed McGladrey & Pullen, LLP's independence with that firm.

         Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                               Audit Committee of North Central Bancshares, Inc.

                               Mark M. Thompson (Chairman)
                               Melvin R. Schroeder
                               Craig R. Barnes

Executive Officers

         The following individuals are executive officers of the Company and the Bank and hold the offices set forth below opposite their names.

          Name                      Positions Held with the Company and the Bank
          ----                      --------------------------------------------
          C. Thomas Chalstrom       Executive Vice President
          Jean L. Lake              Secretary
          John L. Pierschbacher     Treasurer
          Kirk A. Yung              Senior Vice President

          Name                      Position Held with the Bank
          ----                      ---------------------------
          C. Thomas Chalstrom       Chief Operating Officer
          John L. Pierschbacher     Chief Financial Officer

         The executive officers of the Company and the Bank are elected annually and hold office until their respective successors have been elected and qualified, or until death, resignation, or removal by the boards of directors of each of the Company and the Bank.

         Biographical information of executive officers of the Company and the Bank is set forth below.

         C. Thomas Chalstrom, age 38, has been employed with the Bank since 1985, was named Executive Vice President in December 1994. Mr. Chalstrom was named Chief Operating Officer of the Bank in December 1998.

         Jean L. Lake, age 59, has been employed with the Bank since 1972 and was named Secretary in 1987. Ms. Lake serves as Board Secretary and is in charge of marketing.

         John L. Pierschbacher, CPA, age 42, has been employed with the Bank since 1992. Mr. Pierschbacher was named Treasurer of the Bank in January 1994. He is the Bank and the Company's Chief Financial Officer and is in charge of the accounting functions of the Bank and the Company. Mr. Pierschbacher was employed in public accounting for nine years at the public accounting firm of McGladrey & Pullen, LLP prior to joining the Bank.

         Kirk A. Yung, age 39, has been employed with the Bank since 1990, was named Senior Vice President in January 1995 and is in charge of consumer and commercial real estate lending. Mr. Yung had five years of experience in various positions with financial institutions before joining the Bank.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors' Compensation

         Fee Arrangements. Currently, non-employee directors receive monthly fees of $500, an additional director's fee of $350 for each monthly meeting attended and $100 for each committee meeting attended.

         Stock Option Plan. Directors of the Company are eligible to receive grants of options pursuant to the Company's Option Plan. See "-- Stock Option Plan." Under the Stock Option Plan, individuals who were non-employee directors ("Eligible Directors") on September 21, 1996, (the "Effective Date") received an initial grant of an option to purchase 20,000 shares of common stock. All such options are exercisable in five equal installments beginning one year from the date of grant. Individuals who became an Eligible Director after the Effective Date, but before January 1, 1998, were granted on each of January 1, 1997 and 1998, an option to purchase 500 shares and on January 23, 1998, an additional option to purchase 3,000 shares of common stock. Such options were immediately exercisable upon grant. Such Eligible Directors and any individuals who become an Eligible Director after January 1, 1998, will be granted on each January 1st after 1998, an option, which will be immediately exercisable upon grant, to purchase 2,000 shares of common stock, provided the Stock Option Plan is still in effect and the Eligible Director is still serving as such on the date of grant. All options granted to Eligible Directors under the Stock Option Plan have an exercise price per share equal to the fair market value of a share of common stock on the date of the option grant.

Executive Compensation

         The Report of the Company's Personnel and Compensation Committee the "Report" and the Performance Graph the "Graph" included in this section are provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, the Report and the Graph shall not be deemed "soliciting material," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Exchange Act.

         Compensation Committee Report

         The 2001 compensation programs described in this proxy statement were established by the Personnel and Compensation Committee of the Company's Board of Directors. This Committee is comprised entirely of non-employee directors.

         The Company's compensation program was designed to create and sustain high performance, to attract and retain the people necessary to grow the business, and to induce employees to act as shareholders of the Company and to become personally accountable for their own individual actions and the overall Company's success. The program was designed to be highly sensitive to performance and reflect both short and long term performance.

         The 2001 compensation program consists of three components: (1) base salary; (2) annual bonus; and (3) long term incentives, e.g., stock options and fringe benefits. These elements are intended to provide an overall compensation package that is commensurate with the Company's financial resources, that is appropriate to assure the retention of experienced management personnel, especially in these times of great competition for skilled personnel, and align their financial interests with those of the Company's shareholders, and that is responsive to immediate and long-term needs of executive officers and their families.

         During 2001, base salaries were set at levels determined, in the subjective judgment of the Compensation Committee, to be commensurate with the executive officers' customary respective duties and responsibilities, and to enable them to maintain appropriate standards of living within their communities.

During the year 2001 discretionary bonus awards were reduced and were replaced with incentives based on achieving established goals. Fringe benefit plans, consisting of a pension plan, 401(k) plan, and group insurance coverages, are designed to provide for health and welfare of the executives and their families, as well as for their long term financial needs. In addition, all executive officers participate in the Company's Employee Stock Ownership Plan (the "ESOP"). Each executive officer has an individual account within the ESOP Trust which is invested in employers securities, with the result of that portion of each executive officers long-term retirement savings being tied to the performance of the Bank and the Company.

         The Chief Executive Officer's base salary for the year 2001 was set at $200,000, and he was awarded a bonus of $101 for 2001.

                                         Personnel and Compensation
                                         Committee of North Central
                                         Bankshares, Inc.


                                         Melvin R. Schroeder (Chairman)
                                         KaRene Egemo
                                         Robert H. Singer, Jr.


         Compensation Committee Interlocks and Insider Participation. There are no interlocks, as defined under the rules and regulations of the SEC, between the Personnel and Compensation Committee and corporate affiliates of members of the Personnel and Compensation Committee or otherwise.

Performance Graph

         Pursuant to the regulations of the SEC, the graph below compares the performance of the Company with that of the Nasdaq Composite Index (U.S. Companies) and the Nasdaq Bank Composite Index (banks and bank holding companies, over 99% of which are based in the United States) from December 31, 1996 through December 31, 2001. The graph assumes the reinvestment of dividends in additional shares of the same class of equity securities as those below.



                           (Performance Graph omitted)


                                                        Legend

Symbol       CRSP Total Returns Index for:          12/1996    12/1997     12/1998    12/1999    12/2000     12/2001
------       -----------------------------          -------    -------     -------    -------    -------     -------
         o North Central Bancshares, Inc.            100.0      148.8       128.5      116.9      140.0       168.2
---
------   o Nasdaq Stock Market (US Companies)        100.0      122.5       172.7      320.9      193.0       153.2
-----    o Nasdaq Financial Stocks                   100.0      152.9       148.6      147.6      159.4       175.3
           SIC 6000-6799 US & Foreign

Notes:
         A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
         B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
         C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
         D. The index level for all series was set to $100.0 on 12/30/1996

Summary Compensation Table.

         The following Summary Compensation Table includes individual compensation information on the Chief Executive Officer for services rendered in all capacities to the Company and the Bank during the fiscal years ended December 31, 2001, 2000 and 1999. No other officer received total salary and bonus in excess of $100,000 in fiscal 2001.

                           Summary Compensation Table

                                                                                   Long Term Compensation
                                                                                   ----------------------
                                               Annual Compensation                   Awards       Payouts
                                ------------------------------------------------  ------------    -------
                                                                       Other
                                                                       Annual                      LTIP        All Other
  Name and Principal                                                Compensation                  Payouts     Compensation
      Positions                 Year       Salary         Bonus        ($)(1)     Options(#)(2)     ($)           (3)
--------------------------    --------  ------------   -----------  ------------  -------------   -------     ------------
David M. Bradley,               2001      $200,000      $    101      $  715         12,000          --        $ 41,999
Chairman, President and         2000       190,000           101          --           --            --          33,219
Chief Executive Officer         1999       175,000         5,101          --           --            --          26,175

C. Thomas Chalstrom,            2001      $100,000      $  9,857      $   --           --            --        $ 20,050
Executive Vice President        2000        90,000         5,101          --           --            --          18,138
and Chief Operating             1999        80,000        10,101          --           --            --          14,323
Officer

(1) The Bank provides Mr. Bradley and Mr. Chalstrom with certain non-cash benefits and perquisites, such as the use of an automobile, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and annual bonus reported for them, respectively, in the Summary Compensation Table.

(2) Represents shares of common stock granted to Mr. Bradley during the fiscal 2001 year that he has the right to acquire beneficial ownership pursuant to the exercise of stock options. Such options were granted on January 1, 2001 pursuant to the Company's 1996 Stock Option Plan, and vest in 20% increments on January 1st of each year. The first installment vested on January 1, 2002.

(3) Includes the dollar value of the benefit of the following components: (1) allocations of common stock under the ESOP during the 2001, 2000 and 1999 for Mr. Bradley of $32,999, $33,219 and $26,175, respectively; and Mr. Chalstrom of $20,050, $18,138 and $14,323, respectively; and (2) accruals under the Supplemental Executive Retirement and Deferred Compensation Plan for Mr. Bradley during 2001 of $9,000.

         Employment Agreements.

         Effective as of March 20, 1996, the Company entered into an employment agreement with Mr. Bradley, and the Bank entered into an amended and restated employment agreement with Mr. Bradley (collectively, the "Employment Agreements"). The Employment Agreements establish the duties and compensation of Mr. Bradley and are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base.

         The Employment Agreements with Mr. Bradley provide for a three-year term. The Bank Employment Agreement provides that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may, with Mr. Bradley's concurrence and after conducting a performance evaluation, extend this term for an additional year, so that the remaining term shall be three years. The Company Employment Agreement provides for automatic daily extensions such that the term of the Company Employment Agreement shall be a rolling period of three years unless written notice of non-renewal is given by the Company's Board of Directors or Mr. Bradley. Mr. Bradley's base salary will be reviewed annually by the Personnel and Compensation Committee of the Board. Subject to such review, Mr. Bradley's base salary may be increased on the basis of his job performance and the overall performance of the Bank and the Company. In addition to base salary, the Employment Agreements provide for, among other things, entitlement to participation in stock, retirement and welfare benefit plans and eligibility for fringe benefits applicable to executive personnel such as a company car and fees for club and organization memberships deemed appropriate by the Bank or the Company and Mr. Bradley. The Employment Agreements provide for termination by the Bank or the Company at any time for "cause" as defined in the Employment Agreements. In the event the Bank or the Company chooses to terminate Mr. Bradley's employment for reasons other than for cause, or in the event of Mr. Bradley's resignation from the Bank and the Company upon: (i) failure to re-appoint, elect or re-elect him to his current offices; (ii) a material change in his functions, duties or responsibilities; (iii) a relocation of his principal place of employment outside Webster County, Iowa without his consent; (iv) liquidation or dissolution of the Bank or the Company; (v) a change of control; or (vi) a breach of the Employment Agreement by the Bank or the Company, Mr. Bradley or, in the event of death, his beneficiary, would be entitled to a lump sum cash payment in an amount equal to the present value of the remaining base salary and bonus payments due to him and the additional contributions or benefits that would have been earned under any employee benefit plans of the Bank or the Company during the remaining terms of the Employment Agreements. The Bank and the Company would also continue Mr. Bradley's life, health and disability insurance coverage for the remaining term of the Employment Agreements.

         In general, for purposes of the Employment Agreements and the plans maintained by the Company or the Bank, a "change in control" will generally be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of any class of equity security, such as common stock of the Company or the Bank, or in the event of a tender offer, exchange offer, merger or other form of business combination, sale of assets or contested election of directors which results in a change in control of the majority of the Board of Directors of the Company or the Bank.

         Payment under the Company Employment Agreement would be made by the Company. In addition, payments to Mr. Bradley under the Bank Employment Agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. However, to the extent that payments under the Company Employment Agreement and the Bank Agreement are duplicative, payments due under the Company's Employment Agreement would be offset by amounts actually paid by the Bank. The Employment Agreements also provide that Mr. Bradley would be entitled to reimbursement of certain costs incurred in negotiating, interpreting or enforcing the Employment Agreements. Mr. Bradley would also be indemnified by the Bank and the Company to the fullest extent allowable under federal and Iowa law, respectively.

         Cash and benefits paid to Mr. Bradley under the Employment Agreements together with payments under other benefit plans following a "change in control" of the Bank or the Company may constitute an "excess parachute" payment under
Section 280G of the Internal Revenue Code (the "Code"), resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and the Bank. In such an event, payments under the Employment Agreements will be limited to the lesser of: (i) 2.99 times Mr. Bradley's average total compensation (whether or not taxable) for the period of five taxable years ending immediately prior to his termination of employment, or (ii) after provision for the excise tax, if any, imposed under section 4999 of the Code, the greater of an amount 2.99 times Mr. Bradley's average taxable compensation for the period of five taxable years ending immediately prior to his termination of employment or the maximum amount which may be paid to Mr. Bradley under the Employment Agreements without giving rise to such tax.

         The Employment Agreements also generally provide that for a period of one year following termination for cause, Mr. Bradley agrees not to compete with the Bank or Company in any city, town or county in which the Bank or Company maintains an office or has filed an application to establish an office. The Employment Agreements also provide that Mr. Bradley agrees to keep any material document or information obtained from the Bank or Company confidential. In addition, the Employment Agreements provide that for a period of one year following termination, Mr. Bradley agrees not to solicit or offer employment to any officer or employee of the Bank or Company or solicit their respective customers.

         Retention Agreement.

         Effective as of March 20, 1998, the Bank entered into an amended and restated employee retention agreement with Mr. Chalstrom (the "Retention Agreement"). The Retention Agreement with Mr. Chalstrom provides for a three-year term. The Retention Agreement provides that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may, with Mr. Chalstrom's concurrence and after conducting a performance evaluation, extend this term for an additional year, so that the remaining term shall be three years. Mr. Chalstrom's base salary will be reviewed annually by the Personnel and Compensation Committee of the Board. Subject to such review, Mr. Chalstrom's base salary may be increased on the basis of his job performance and the overall performance of the Bank. In addition to base salary, the Retention Agreement provides for, among other things, entitlement to participation in stock, retirement and welfare benefit plans and eligibility for fringe benefits applicable to executive personnel that are deemed appropriate by the Bank and Mr. Chalstrom. The Retention Agreement provides for benefits to be paid in the event of a termination of Mr. Chalstrom's employment following a "change in control." In the event the Bank chooses to terminate Mr. Chalstrom's employment for reasons other than for cause following a change in control, or in the event of Mr. Chalstrom's resignation from the Bank following a change in control within sixty days of: (i) a material reduction in his compensation and benefits from the levels in effect immediately prior to a change in control or (ii) a material adverse change in his functions, duties, responsibilities or terms and conditions of employment, Mr. Chalstrom or, in the event of death, his beneficiary, would be entitled to a lump sum cash payment in an amount equal to the greater of (i) the payments due under the remaining term of the Retention Agreement or (ii) the average of the aggregate of his salary plus bonus and the amount of all determinable contributions made to, or under any employee benefit plan for, Mr. Chalstrom by the Bank during the period of five years ending of the date of his termination. The Bank would also continue Mr. Chalstrom's life, health and disability insurance coverage for thirty-six months following his termination of employment. Mr. Chalstrom would also be indemnified by the Bank to the fullest extent allowable under federal and Iowa law, respectively, for actions related to his service to the Bank as an officer or director.

         In general, for purposes of the Retention Agreement and the plans maintained by the Company or the Bank, a "change in control" will generally be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of any class of equity security, such as common stock of the Company or the Bank, or in the event of a tender offer, exchange offer, merger or other form of business combination, sale of assets or contested election of directors which results in a change in control of the majority of the Board of Directors of the Company or the Bank.

         Cash and benefits paid to Mr. Chalstrom under the Retention Agreement together with payments under other benefit plans following a "change in control" of the Bank or the Company may constitute an "excess parachute" payment under
Section 280G of the Internal Revenue Code (the "Code"), resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and the Bank. In such an event, payments under the Retention Agreement will be limited to such amount as my be paid without giving rise to such tax.

         The Retention Agreement also generally provide that for a period of one year following termination, Mr. Chalstrom agrees not to compete with the Bank and the Company in any city, town or county in which the Bank or Company maintains an office or has filed an application to establish an office.

         Pension Plan.

         The Bank participates in a multiple-employer noncontributory tax-qualified defined benefit plan (the "Retirement Plan") for eligible employees. As required, the Bank annually contributes an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the ERISA.

         Pension Plan Table.

         The following table sets forth the estimated annual benefits payable upon retirement at age 65 under the Bank's Retirement Plan based on the Retirement Plan provisions at December 31, 2001. The amounts are expressed in the form of a single life annuity available at various levels of compensation and years of benefit service:

                                                        Years of Service and
                                                    Benefit Payable at Retirement
                    -----------------------------------------------------------------------------------------------
Highest Average
    Salary                15                  20                 25                   30                   35
---------------     --------------      --------------     --------------      --------------        --------------
  $100,000             27,368              36,490             45,613               54,735               63,858
   125,000             34,868              46,490             58,113               69,735               81,358
   150,000             42,368              56,490             70,613               84,735               98,858
 175,000(1)            48,368(1)           64,490(1)          80,613(1)            96,735(1)            112,858(1)

(1) Under section 401(a)(17) of the Code, a participant's compensation in excess of $170,000 (as adjusted to reflect cost- of-living increases) is disregarded for purposes of determining highest average salary for benefit accruals in plan years beginning in or after 2000.

         These annual benefit amounts are subject to adjustments for social security benefits. At December 31, 2001, David M. Bradley and C. Thomas Chalstrom had 17 and 16 years, respectively, of credited service under the Retirement Plan and their highest average salary was $174,000 and $80,400, respectively. Compensation recognized for purposes of retirement plan benefits consists of salary as reported in the "Salary" column of the Summary Compensation Table.

         Supplemental Retirement Plan.

         Effective as of January 1, 2001, the Bank established a Supplemental Retirement and Deferred Compensation Plan ("SERP") for certain eligible executives. The SERP is a non-qualified plan that provides for discretionary contributions by the Bank and also offers eligible executives the opportunity to defer the receipt of a portion of their income in a manner that defers taxation of such income.

         Employee Stock Ownership Plan and Trust.

         The Bank has established an ESOP for eligible employees. The ESOP is a tax-qualified plan subject to the requirements of ERISA and the Internal Revenue Code of 1986. Employees with a 12-month period of employment with the Bank during which they worked at least 1,000 hours and who have attained age 21 are eligible to participate. The ESOP borrowed funds from an unrelated third party lender to finance the purchase of 96,000 shares of the Bank's common stock issued in the Bank's stock offering.

         On March 20, 1996, such shares were exchanged for 104,075 shares of the Company's common stock. Collateral for such loan consisted of the common stock held by the ESOP, as well as cash in the amount of $100,000 pledged by North Central Bancshares, MHC ("MHC"), the Company's predecessor. The loan was to be repaid principally from the Bank's contributions to the ESOP over a period of up to ten years. In connection with the conversion and reorganization of the Bank and the MHC from the mutual holding company structure to the stock holding company structure (the "Conversion"), the Company loaned $840,000 to the ESOP to enable it to purchase 84,000 shares of common stock. This loan was for a term of 10 years and bore interest at a rate of 7.0% per annum, and called for level annual payments of principal and interest designed to amortize the loan over its term. On September 3, 1996, the two outstanding loans were consolidated into a single loan from the Company. Shares of common stock purchased by the ESOP are pledged as collateral for the loan, and will be held in a suspense account until released for allocation among participants in the ESOP as the loan is repaid. Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loans will be allocated among participants on the basis of compensation in the year of allocation, up to an annual adjusted maximum level of compensation.

         The Bank's contributions to the ESOP will not be fixed, so benefits payable under the ESOP cannot be estimated. The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares or any allocated shares for which the ESOP Trustee does not receive voting instructions will be voted in a manner calculated to most accurately reflect the instructions the ESOP Trustee has received from participants regarding the allocated stock as long as such vote is in accordance with the provisions of ERISA.

         Stock Option Plan.

         The Stock Option Plan was approved by the Company's shareholders at a Special Meeting of Shareholders held on September 21, 1996. The Stock Option Plan provides for the grant of options to certain officers, employees and outside directors of the Company. The Stock Option Plan is not subject to ERISA. The purpose of the Stock Option Plan is to promote the growth and profitability of the Company; to provide certain key officers; employees and directors of the Company and its affiliates with an incentive to achieve corporate objectives; to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in the Company. In 2001, the Board of Directors approved additional 40,000 shares to be reserved to the Stock Option Plan for future issuance.

         The following table summarizes the grants of options that were made to the named executive officers pursuant to the 1996 Stock Option Plan during fiscal 2001.

                     Option/SAR Grants in Fiscal Year 2001
                               Individual Grants

                                                                                                     Potential Realizable Value
                              Securities           Percent of                                           At Assumed Annual Rates
                              Underlying          Options/SARs                                              of Stock Price
                             Options/SARs     Granted to Employees   Exercise or Base                   Appreciation for Option
                               Granted           in Fiscal Year            Price         Expiration             Term
          Name                    (#)                  (%)             ($ Per Share)        Date        5% ($)         10% ($)
------------------------- ------------------ ----------------------  -----------------  -------------   -------        -------
David M. Bradley(1)             12,000                54.5                17.375         01/01/2011     131,125        332,295
C. Thomas Chalstrom(2)           --                   --                    --               --           --             --

(1) Based on options granted on January 1, 2001 pursuant to the 1996 Stock Option Plan. Such options vest at the rate of 20% per year beginning on January 1, 2002, with accelerated vesting in the case of death or disability, retirement of the option holder or change in control of the Company while in the service of the Company or the Bank.

(2) Mr. Chalstrom did not receive any options or stock appreciation rights during the 2001 fiscal year.

         The following table provides the value for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the closing price per share of the common stock on December 28, 2001, the last trading day prior to the fiscal year ended December 31, 2001, which was $20.59 per share.

                     2001 Fiscal Year End Option/SAR Values

                                                                Number of Securities             Value of Unexercised
                                                               Underlying Unexercised                In-the-Money
                              Shares          Value            Options/SARs at Fiscal           Options/SARs at Fiscal
                           Acquired on     Realized on                Year-end                         Year-end
                             Exercise       Exercise                    (#)                               ($)
      Name                     (#)             ($)            Exercisable/Unexercisable         Exercisable/Unexercisable
-------------------        ------------    -----------        -------------------------         -------------------------
David M. Bradley(1)           4,500         44,438(2)              47,500/20,000                 307,713/49,300(3)(4)
C. Thomas Chalstrom           1,500         12,113(5)               15,400/2,600                  99,699/3,484(6)(7)

(1) Includes 12,000 options that were granted on January 1, 2001, and will vest at the rate of 20% per year beginning on January 1, 2002.
(2) Based on an exercise price of $12.375 and the sale price of the common stock on July 30, 2001, the exercise date, which was $22.25.
(3) Based on the following information with respect to options exercisable at December 31, 2001: the closing price per share of common stock on December 28, 2001, the last trading day before the fiscal year ended December 31, 2001, was $20.59 per share, and (i) 35,500 options have an exercise price of $12.375 per share, which equals a spread of $8.215 per share and (ii) 12,000 options have an exercise price of $19.25 per share, which equals a spread of $1.34.
(4) Based on the following information with respect to options that remain unexercisable at December 31, 2001: the closing price per share of common stock on December 28, 2001, the last trading day before the fiscal year ended December 31, 2001, was $20.59 per share, and (i) 8,000 options have an exercise price of $19.25 per share, which equals a spread of $1.34 per share; and (ii) 12,000 options have an exercise price of $17.375, which equals a spread of $3.215 per share.
(5) Based on an exercise price of $12.375 and the sale price of the common stock on May 18, 2001, the exercise date, which was $20.45.
(6) Based on the following information at December 31, 2001 with respect to options that are exercisable at December 31, 2001 the closing price per share of common stock on December 28, 2001, the last trading day before the fiscal year ended December 31, 2001, was $20.59 per share, and (i) 3,900 options have an exercisable price of $19.25 per share, which equals a spread of $1.34 per share; and (ii) 11,500 options have an exercise price of $12.375, which equals a spread of $8.215 per share.
(7) Based on the information with respect to options that remain unexercisable at December 31, 2001: the closing price per share of common stock on December 28, 2001, the last trading day before the fiscal year ended December 31, 2001, was $20.59 per share, and 2,600 options have an exercise price of $19.25 per share, which equals a spread of $1.34 per share.

Transactions With Certain Related Persons

         Under applicable federal law, all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank has made loans or extended credit to executive officers and directors and also to certain persons related to executive officers and directors. All such loans were made by the Bank in the ordinary course of business and were not made with more favorable terms nor did they involve more than the normal risk of collectibility or present unfavorable features.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's directors and certain officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of copies of such reports of ownership furnished to the Company or the Bank, or written representations that no forms were necessary, the Company believes that, during the last fiscal year, all filing requirements applicable to its officers, directors and greater than ten percent shareholders of the Company and the Bank were complied with.

              ----------------------------------------------------
                                  PROPOSAL TWO

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
              -----------------------------------------------------


         The Board of Directors has appointed the firm of McGladrey & Pullen, LLP to continue as independent auditors for the Company for the fiscal year ending December 31, 2002, subject to ratification of such appointment by the Company's shareholders. Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         Audit Fees. The aggregate fees of McGladrey & Pullen, LLP for the audit of the Company's financial statements at and for the year ended December 31, 2001 and reviews of the Company's Quarterly Reports on Form 10-Q were $50,650, of which an aggregate amount of $17,500 has been billed through December 31, 2001.

         Financial Information Systems Design and Implementation Fees. During the year ended December 31, 2001, McGladrey & Pullen, LLP and its associated entity RSM McGladrey, Inc. did not perform any of the professional services with regard to financial information systems design and implementation described in paragraph (c)(4)(ii) of Rule 2-02 of Regulation S-X.

         All Other Fees. The aggregate fees for services other than those discussed above rendered by McGladrey & Pullen, LLP and its associated entity RSM McGladrey, Inc. to the Company for the year ended December 31, 2001 were $24,840, of which an aggregate amount of $19,040 has been billed through December 31, 2001.

         The Board of Directors unanimously recommends a vote "For" the ratification of the appointment of McGladrey & Pullen, LLP as independent auditors for the Company.

              -----------------------------------------------------
                                 PROPOSAL THREE

      AUTHORIZATION OF THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO DIRECT
         THE VOTE OF THE PROXIES UPON SUCH OTHER MATTERS INCIDENT TO THE
               CONDUCT OF THE ANNUAL MEETING AS MAY PROPERLY COME
         BEFORE THE ANNUAL MEETING, AND ANY ADJOURNMENT OR POSTPONEMENT
           THEREOF, INCLUDING, WITHOUT LIMITATION, A MOTION TO ADJOURN
                               THE ANNUAL MEETING
              -----------------------------------------------------

         The Board of Directors is not aware of any other business that may properly come before the Annual Meeting. The Board seeks the authorization of the shareholders of the Company, in the event matters incident to the conduct of the Annual Meeting properly come before the Meeting, including, but not limited to, the consideration of whether to adjourn the Annual Meeting once called to order, to direct the manner in which those shares represented at the Annual Meeting by proxies solicited pursuant to this Proxy Statement shall be voted. As to all such matters, the Board intends that it would direct the voting of such shares in the manner determined by the Board, in its discretion, and in the exercise of its duties and responsibilities, to be in the best interests of the Company and its shareholders, taken as a whole.

         The Board of Directors unanimously recommends that shareholders vote "For" authorization of the Board of Directors of the Company, in its discretion, to direct the vote of the proxies upon such other matters incident to the conduct of the Annual Meeting as may properly come before the Annual Meeting, and any adjournment or postponement thereof, including, without limitation, a motion to adjourn the Annual Meeting.

                             ADDITIONAL INFORMATION

Information About Shareholder Proposals

         Under the proxy solicitation regulations of the SEC, if you wish to submit a proposal to be included in our proxy statement for the 2003 Annual Meeting, we must receive it by November 25, 2002. SEC rules contain standards as to whether shareholder proposals are required to be included in the proxy statement. Any such proposal will be subject to 17 C.F.R. ss. 240.14a-8 of the rules and regulations promulgated by the SEC.

         In addition, under the Company's Bylaws, if you wish to nominate a director or bring other business before an annual meeting (which is not included in the proxy statement for the 2003 Annual Meeting), you must be a shareholder of record and have given timely notice in writing to the Secretary of the Company, according to the procedures set forth in our Bylaws. If our 2003 Annual Meeting is held on a day that is within thirty (30) days preceding the anniversary of this year's meeting, we must receive your notice at least sixty
(60) days in advance of the 2003 Annual Meeting. For example, if the 2003 Annual Meeting is held on April 25, 2003, we must receive your notice by February 25, 2003. If our 2003 Annual Meeting is held on or after April 26, 2003, we must receive your notice at least ninety (90) days in advance of the 2003 Annual Meeting. Finally, if our 2003 Annual Meeting is held on a date which is outside the time periods set forth above, we must receive your notice by the close of business on the tenth (10th) day following the date on which notice of the 2003 Annual Meeting is first given to shareholders as provided in the Bylaws.

                                             By Order of the Board of Directors,


                                             /s/ Jean L. Lake

                                             Jean L. Lake
                                             Secretary

Fort Dodge, Iowa
March 22, 2002


To assure that your shares are represented at the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card in the postage-paid envelope provided.

REVOCABLE PROXY           NORTH CENTRAL BANCSHARES, INC.         REVOCABLE PROXY
                   825 Central Avenue, Fort Dodge, Iowa 50501

This proxy is solicited on behalf of the Board of Directors of North Central Bancshares, Inc. for the Annual Meeting of Shareholders to be held on April 26, 2002


     The undersigned shareholder of North Central Bancshares, Inc. (the "Company") hereby appoints Craig R. Barnes, Melvin R. Schroeder and Robert H. Singer, Jr., or any of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of North Central Bancshares, Inc. held of record by the undersigned on March 11, 2002, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 26, 2002 at 10:00 a.m., Central Time, at the Trolley Center, located at 900 Central Avenue, Fort Dodge, Iowa, or at any adjournment or postponement thereof. The undersigned hereby revokes all prior proxies.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this Proxy will be voted FOR the election of nominees listed in Item 1 and FOR the proposals in Items 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date of the Proxy Statement for the Annual Meeting, the Board of Directors is not aware of any such other business.

1.    Election of Directors to a Three Year Term.
      Nominees:                KaRene Egemo                 Mark M. Thompson

     | | FOR all nominees                  | | WITHHOLD for all nominees

Instruction: To withhold authority for any individual nominee, write that nominee's name on the space provided.

           -----------------------------------------------------------

     PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.



2. Ratification of the appointment of McGladrey & Pullen LLP as independent auditors for the Company for the fiscal year ending December 31, 2002.

                    | | FOR      | | AGAINST      | | ABSTAIN

3. Authorization of the Board of Directors, in its discretion, to direct the vote of proxies upon such matters incident to the conduct of the Annual Meeting as may properly come before the Annual Meeting, and any adjournment or postponement thereof, including, without limitation, a motion to adjourn the Annual Meeting.

                    | | FOR      | | AGAINST      | | ABSTAIN

                                       Dated: ____________________________, 2002


                                       _________________________________________
                                                Signature of Shareholder

                                       _________________________________________
                                               Signature if held jointly

                                      Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.

I Will Attend Annual Meeting | |    Please Mark Your Choice Like This |X| in
Blue or Black Ink.

The abovesigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement for the Annual Meeting.

The Board of Directors of North Central Bancshares, Inc. unanimously recommends a vote "FOR" all nominees in Item 1 and "FOR" the proposals in Items 2 and 3.